Exhibit 24.1

     KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears immediately below constitutes and appoints Vernon G. Baker, II, and Barbara G. Novak, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in the capacities indicated below, to sign the Registration Statement on Form S-3 of Meritor, Inc., relating to the shelf registration of securities of Meritor as approved by resolutions adopted by the Board of Directors of Meritor, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Meritor to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Charles G. McClure, Jr.	Chairman of the Board, Chief	January 26, 2012
Charles G. McClure, Jr.	Executive Officer and President
(principal executive officer) and
Director

/s/ Joseph B. Anderson, Jr.	Director	January 26, 2012
Joseph B. Anderson, Jr.

/s/ Rhonda L. Brooks	Director	January 26, 2012
Rhonda L. Brooks

/s/ David W. Devonshire	Director	January 26, 2012
David W. Devonshire

/s/ Ivor J. Evans	Director	January 26, 2012
Ivor J. Evans

/s/ Victoria B. Jackson Bridges	Director	January 26, 2012
Victoria B. Jackson Bridges

/s/ James E. Marley	Director	January 26, 2012
James E. Marley

/s/ William R. Newlin	Director	January 26, 2012
William R. Newlin

/s/ Jeffrey A. Craig	Senior Vice President and	January 26, 2012
Jeffrey A. Craig	Chief Financial Officer
(principal financial officer)

/s/ Kevin Nowlan	Controller	January 26, 2012
Kevin Nowlan	(principal accounting officer)